Exhibit 10.2

[***] Certain information in this document has been omitted from this exhibit pursuant to Item 601(b) of Regulation S-K because it is both not material and is the type that the Registrant treats as private or confidential.

OPTION AND LICENSE AGREEMENT

by and between

Alector, Inc.

and

Spur Therapeutics Limited

August 14, 2026

Exhibit 10.2

OPTION AND LICENSE AGREEMENT

This Option and License Agreement (this “Agreement”), effective as of August 14, 2026 (the “Effective Date”), is made by and between Spur Therapeutics Limited, a private limited company incorporated in England and Wales, with a principal office at Sycamore House, Gunnels Wood Road, Stevenage, Hertfordshire, England SG1 2BP (“Spur”), and Alector, Inc., a Delaware corporation, with offices at 131 Oyster Point Blvd., Suite 600, South San Francisco, CA 94080 (“Alector”). Each of Spur and Alector may be referred to herein as a “Party” or together as the “Parties.”

R E C I T A L S

WHEREAS, Spur is the owner of the Licensed Patents (as later defined herein);

WHEREAS, Alector is contemplating entering into an agreement with a Third Party (as later defined herein) pursuant to which it would grant certain rights to such Third Party in connection with Alector Products (as later defined herein), and in connection with such agreement, Alector desires to obtain a license under the Licensed Patents and grant such Third Party a sublicense under the Licensed Patents;

WHEREAS, Alector desires to obtain an option to obtain a sublicensable, non-exclusive license under such Licensed Patents and Spur desires to grant such option to Alector; and

WHEREAS, the Parties desire to enter into this Agreement for the grant of such an option, and the grant of such a sublicensable, non-exclusive license under the Licensed Patents upon Alector’s exercise of such option, all upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Spur and Alector hereby agree as follows:

1.
DEFINITIONS.
1.1
“Accounting Standards” means, with respect to Alector or its Sublicensee, that Alector or its Sublicensee, as applicable, shall maintain records and books of accounts in accordance with U.S. Generally Accepted Accounting Principles or International Financial Reporting Standards (as applicable), consistently applied.
1.2
“Affiliate” means, as to a Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, the term “control” means: (a) beneficial ownership of more than fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities, (b) having the right to direct, appoint or remove a majority of members of the board of directors (or equivalent), or (c) having the power to control the general management of the corporation or other business organization.
1.3
“Alector Product” means any product containing an engineered glucocerebrosidase (“GCase”), or any nucleic acid sequence encoding therefor, where such product [***]. Alector

Product includes, for example, that certain product candidate referred to by Alector as AL050 or AL050-ABC.
1.4
“Applicable Law” means all applicable laws, rules and regulations (including any rules, regulations, guidelines or other requirements of any regulatory authorities) that may be in effect from time to time.
1.5
“Calendar Quarter” means each of the periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31 during the Term, or any partial period thereof immediately following the Effective Date or immediately prior to the termination or expiration of this Agreement.
1.6
“Cover” means, with respect to any subject matter and a Licensed Patent, that the manufacture, use, sale, offer for sale, importation or other exploitation of such subject matter in the applicable country would (absent a license thereunder or ownership thereof) infringe a Valid Claim in such Licensed Patent in such country. Cognates of the word “Cover” shall have correlative meanings. With respect to a claim of a pending patent application, “infringed” refers to activity that would infringe or be covered by such Valid Claim if it were contained in an issued patent.
1.7
“Field” means any and all uses excluding the treatment of Gaucher disease Type 1.
1.8
“First Commercial Sale” means the first sale, transfer, or disposition for value of a Licensed Product after receipt of all Regulatory Approvals necessary to market and sell such Licensed Product.
1.9
“Knowledge” means, with respect to Spur, the actual knowledge, without any duty of inquiry, investigation or search.
1.10
“Licensed Patents” means (a) those patents and patent applications set forth in Exhibit A; (b) any patents and patent applications that claim priority to or common priority with, or claiming any invention in, any of the patents or patent applications in clause (a); (c) any divisional, continuation, continuations-in-part (solely with respect to claims in such continuations-in-part that claim priority to an application or patent described in clause (a) or (b)), or patents of addition with respect to any of the foregoing patents or patent applications; (d) any patents issuing on such patent applications described in clauses (a)-(c), together with any substitutions, registrations, supplementary protection certificates, reissues, reexaminations or extensions of any kind with respect to any of the foregoing; and (e) any United States and foreign counterparts of any such patents and patent applications in clauses (a)-(d).
1.11
“Licensed Product” means any Alector Product the manufacture, use, sale, or importation of which, absent the license granted under this Agreement upon Alector’s exercise of the Option, would infringe one or more Valid Claims.
1.12
“Major Market” means each of [***].
1.13
“Milestone Payments” means amounts paid for achievement of a milestone by a Licensed Product; provided that (a) [***] and (b) [***].

1.14
“Net Sales” means:
(a)
[***]
(i)
[***]
(ii)
[***]
(iii)
[***]
(iv)
[***]
(v)
[***]
(b)
[***]
(c)
[***]
(d)
[***]
(e)
[***]
(f)
[***]
(g)
[***]
1.15
“Non-Royalty Partnering Income” means:
(a)
Payments in the form of [***] that Alector or an Affiliate of Alector receives from a Partner (or its Affiliate) in a Partnering Transaction as an upfront payment, Milestone Payments or Other Non-Royalty Consideration, subject to the exclusions set forth below.
(b)
Non-Royalty Partnering Income specifically excludes the following:
(i)
[***]
(ii)
[***]
(iii)
[***]
(iv)
[***]
(v)
[***]
(vi)
[***]
(c)
[***].
1.16
“Other Non-Royalty Consideration” means [***].

1.17
“Partnering Transaction” means an agreement entered into during the Option Period pursuant to which Alector or its Affiliate grants rights to a Third Party (“Partner”) to commercialize or otherwise exploit Alector Products [***], whether by grant of a (sub)license under intellectual property or by sale of assets owned or controlled by Alector or its Affiliates pertaining to Alector Products, but in any event excluding the acquisition, merger, consolidation or sale of all or substantially all of the business or assets of Alector.
1.18
“Patent Challenge” means any action, claim, counterclaim, defense, or proceeding, whether before a regulatory authority or other governmental entity (including the European Patent Office, the Unified Patent Court and the United States Patent and Trademark Office), anywhere in the world that contests, challenges, or seeks to invalidate, render unenforceable, or limit the scope of any Licensed Patent or any claim thereof. Patent Challenges include, without limitation, inter partes review (IPR), post-grant review (PGR), ex parte reexamination, third party submissions, interference or derivation proceedings, and any assertion of invalidity, unenforceability, or non-infringement as a defense or counterclaim in any such proceeding.
1.19
“Person” means an individual and all other forms of legally recognized entity, including, without limitation, a partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or any department, agency or political subdivision thereof.
1.20
“Phase I Clinical Trial” means a study in humans of a product, designed to satisfy the requirements of 21 C.F.R. § 312.21(a), as amended from time to time, or the corresponding regulation in jurisdictions other than the United States.
1.21
“Phase I/II Clinical Trial” means a study in humans of a product that combines both a Phase I Clinical Trial and a Phase II Clinical Trial into a single protocol.
1.22
“Phase II Clinical Trial” means a study in humans of a product, designed to satisfy the requirements of 21 C.F.R. § 312.21(b), as amended from time to time, or the corresponding regulation in jurisdictions other than the United States.
1.23
“Phase II/III Clinical Trial” means a study in humans of a product that combines both a Phase II Clinical Trial and a Phase III Clinical Trial into a single protocol.
1.24
“Phase III Clinical Trial” means a study in humans of a product, designed to satisfy the requirements of 21 C.F.R. § 312.21(c), as amended from time to time, or the corresponding regulation in jurisdictions other than the United States.
1.25
“Regulatory Approval” means, with respect to any jurisdiction, those approvals or authorizations of a regulatory authority that are necessary for the commercial manufacture, marketing and sale of a pharmaceutical product in such jurisdiction, excluding pricing or reimbursement approvals in such jurisdiction.
1.26
“Sublicensee” means any Third Party to which Alector has granted a sublicense under the Licensed Patents to sell or distribute (or market or promote, other than on behalf of Alector) a Licensed Product, including a Partner. Notwithstanding the foregoing, a wholesaler or reseller who is not responsible for marketing or promoting a Licensed Product shall not be deemed a Sublicensee for purposes of this Agreement with respect to such Licensed Product.
1.27
“Term” means the term of this Agreement, which shall commence on the Effective Date and shall remain in effect until the expiration of the Option Period and, if the Option is exercised by Alector, thereafter on a country-by-country basis until the expiration of the last to expire Licensed Patent in such country, unless earlier terminated in accordance with the provisions of this Agreement.
1.28
“Territory” means worldwide.
1.29
“Third Party” means any Person other than Alector, Spur, or any Affiliate of Alector or Affiliate of Spur.
1.30
“Valid Claim” means (a) any issued claim of any Licensed Patent that has not been permanently revoked, nor held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction that is unappealable or unappealed in the time allowed for appeal, and which has not been cancelled, withdrawn or abandoned or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise or (b) any claim of any pending patent application in the Licensed Patents that has not been abandoned or expired without the possibility of appeal, provided however, that not more than [***] have elapsed from the earliest priority filing date for such application, provided further, that [***].
1.31
“Withholding Taxes” means any and all income or other taxes, withholdings or other deductions required by Applicable Law to be withheld or deducted from any of the payments made by or on behalf of Alector hereunder, including any interest or penalties thereof.
1.32
Additional Definitions. Each of the following terms shall have the meaning described in the corresponding Section of this Agreement indicated below:

Exhibit 10.2

Term	Section
Action	5.1
Agreement	Preamble
Alector	Preamble
Alector Indemnitees	5.2
Combination	1.14(d)
Confidential Information	9.1
Disclosing Party	9.1
Dispute	10.3(a)
Effective Date	Preamble
Extension Payment	3.1(b)
GCase	1.3
Indemnified Party	5.3
Indemnifying Party	5.3
Initial Option Period	2.1
JAMS	10.3(b)
Losses	5.1
[***]	[***]
[***]	[***]
[***]	[***]
Option	2.1
Option Period	2.1
Partner	1.17
Partnering Transaction Termination	3.3(a)
Party or Parties	Preamble
Patent License	2.2
[***]	[***]
Post-Termination Equivalent Economics	3.3(a)
[***]	[***]
Receiving Party	9.1
[***]	[***]
Spur	Preamble
Spur Indemnitees	5.1
[***]	[***]
[***]	[***]
[***]	[***]

Exhibit 10.2

2.
GRANT OF OPTION AND RIGHTS.
2.1
Option Grant. Spur hereby grants to Alector an option to obtain the Patent License (“Option”) on the terms and conditions set forth in this Agreement. Alector may exercise such Option by providing written notice to Spur concurrent with or after Alector’s signing of a Partnering Transaction at any time prior to [***] after the Effective Date (the “Initial Option Period”), or, if Alector pays the Extension Payment, [***] after the Effective Date (such period for Alector to exercise the Option, the “Option Period”) or as provided in Section 3.3(b) or Section 3.3(c). If Alector does not exercise the Option during the Option Period, this Agreement shall terminate.
2.2
License Grant. Effective as of Alector’s exercise of the Option in accordance with Section 2.1, Spur shall and hereby does grant to Alector a royalty-bearing, non-exclusive, transferable (subject to Section 10.6) license, with the right to grant and authorize sublicenses subject to Section 2.3, under the Licensed Patents to make, have made, use, sell, offer for sale, import and otherwise exploit Licensed Products within the Field in the Territory (the “Patent License”).
2.3
Sublicense. Alector is entitled to grant and authorize sublicenses under the rights granted under Section 2.2 solely to its Affiliates or in connection with a Partnering Transaction, and the Partner in such Partnering Transaction shall have the right to further grant and authorize sublicenses subject to this Section 2.3. Any sublicense shall be set forth in a written agreement that is subordinate to and consistent with the terms and conditions of this Agreement. The granting by Alector of a sublicense to an Affiliate or Sublicensee shall not relieve Alector of any of its obligations hereunder. Alector shall provide prompt written notice to Spur following the grant of a sublicense by Alector to a Sublicensee and shall provide to Spur a true and complete copy of the sublicense agreement within [***] after entering into such sublicense; provided that Alector may redact any terms that are not relevant to Spur’s ability to confirm that Alector has complied with its obligations under this Agreement; provided further that Alector may not redact any financial terms or triggers necessary for Spur to determine the occurrence, amount or payment of Net Sales, Non-Royalty Partnering Income or other milestones. Any sublicense will include confidentiality, non-disclosure and non-use provisions at least as restrictive or protective of the Parties as those set forth herein. Alector will be responsible for compliance by its Affiliates with the terms and conditions of this Agreement, and Alector will be deemed to be in breach of this Agreement as a result of any act or omission of an Affiliate that would be a breach of this Agreement if performed or omitted by Alector. Alector will be responsible for compliance by its Sublicensees with the terms and conditions of the following Sections of this Agreement, and a breach by a Sublicensee of any of the following Sections of this Agreement shall be deemed to be a breach of this Agreement by Alector, to the same extent as if such breach were committed by Alector directly: [***]. Notwithstanding the foregoing, Spur shall not have the right to terminate this Agreement pursuant to Section 7.2(b) as a result of a breach by a Sublicensee of obligations under this Agreement if Alector exercises its right under the applicable sublicence agreement to terminate the sublicense under Licensed Patents to such Sublicensee within the cure period set forth in Section 7.2(b).
2.4
No Additional Rights. Nothing in this Agreement shall be construed to confer any rights upon either Party by implication, estoppel or otherwise as to any technology or patent rights of the other Party, other than with respect to the grant of the Patent License to Alector upon Alector’s exercise of the Option.
2.5
[***].
3.
PAYMENT TERMS.
3.1
Consideration for the Option.
(a)
Upfront Payments. Within [***] after the Effective Date, Alector shall pay to Spur a one-time upfront payment of Five Hundred Thousand Dollars ($500,000). [***]
(b)
Extension Payment. At any time prior to the expiration of the Initial Option Period, Alector may extend the Option Period to expire [***] after the Effective Date by providing written notice thereof to Spur, in which case Alector shall pay to Spur a one-time extension payment of [***] (the “Extension Payment”). [***]
3.2
Post-Option Exercise Payments. The following shall apply after the exercise of the Option by Alector, except where Alector exercises the Option as provided for in Section 3.3(b) or Section 3.3(c) below:
(a)
Non-Royalty Partnering Income. Alector shall pay to Spur [***] of Non-Royalty Partnering Income.
(b)
Royalties.
(i)
Royalty. On a country-by-country and Licensed Product-by-Licensed Product basis, Alector shall pay to Spur a royalty on Net Sales of a Licensed Product equal to [***] received by Alector or its Affiliate on Net Sales of such Licensed Product under a Partnering Transaction, [***], subject to the remainder of this Section 3.2(b). [***]
(ii)
Reductions. If the royalty received by Alector or its Affiliate from a Partner in a Partnering Transaction is subject to reduction, [***].
(iii)
Single Royalty. If the sale of any Licensed Product is Covered by more than one Valid Claim, multiple royalties shall not be due as a result of being so Covered, and in no case shall more than one royalty be due to Spur with respect to the sale of a given unit of Licensed Product. It is understood that royalties shall only be payable under this Section 3.2 with respect to Licensed Products Covered by a Valid Claim in the country in which such Licensed Product is sold.
(c)
Timing of Payment. Royalties due to Spur based on Net Sales of a Licensed Product and payments based on receipt of Non-Royalty Partnering Income shall be due and payable to Spur within [***] after Alector’s or its Affiliate’s receipt of the royalties or profit share based on Net Sales of a Licensed Product or Non-Royalty Partnering Income, as applicable, from a Partner (or its Affiliate).

(d)
Amendments. If the Partnering Transaction is amended or modified, then [***].
3.3
Direct License Financial Terms.
(a)
If Alector signs a Partnering Transaction prior to or concurrent with exercise of the Option but such Partnering Transaction terminates for any reason (“Partnering Transaction Termination”), Alector shall have the right to elect to retain the rights under the Patent License and this Agreement on the terms set forth in this Agreement (subject to and as modified by the remainder of this Section 3.3(a)), by providing written notice to Spur within [***] after the effective date of termination of the Partnering Transaction, in which case (A) Alector shall pay to Spur [***] (“Post-Termination Equivalent Economics”) and (B) Alector shall have the right, subject to Section 2.3 (excluding the first sentence thereof), to grant and authorize sublicenses to (x) its Affiliates and (y) Third Parties in connection with granting rights to such Third Party to develop, manufacture or commercialize an Alector Product [***]. If Alector does not make such election within such period, this Agreement shall terminate.
(i)
Promptly after the signing of a Partnering Transaction, the Parties shall [***]
(ii)
If a Partner or its Affiliate acquires, merges with or purchases all or substantially all the business or assets of Alector after entering into a Partnering Transaction, then [***].
(b)
If Alector has not signed a Partnering Transaction within the Option Period (and Alector paid the Extension Payment to extend the Option Period to expire [***] after the Effective Date), then Alector shall have the right, by providing written notice thereof prior to the expiration of the Option Period, to exercise the Option and obtain the Patent License on the terms set forth in this Agreement, except that (i) the financial terms in Exhibit B shall apply (rather than the financial terms in Section 3.2) and (ii) Alector shall have the right, subject to Section 2.3 (excluding the first sentence thereof), to grant and authorize sublicenses to (x) its Affiliates and, (y) Third Parties in connection with granting rights to such Third Party to develop, manufacture or commercialize an Alector Product [***].
(c)
If Alector signs a Partnering Transaction within the Option Period and has exercised the Option for purposes of Section 3.2, but Alector retains rights to sell Licensed Products in any country that is not the subject of such Partnering Transaction, then, solely with respect to such retained country, (i) Alector shall be deemed to have exercised the Option for purposes of Section 3.3(b), (ii) Alector shall be obligated to pay [***] as described in Exhibit B with respect to such country(ies), (iii) the Parties shall promptly meet and agree on [***], (iv) [***], and (v) for clarity, the provisions of Section 3.2 shall continue to apply with respect to those countries that are the subject of the Partnering Transaction. [***].
3.4
Payments.
(a)
Method of Payment. All payments under this Agreement shall be made by Alector by wire transfer to the following bank account of Spur, or such other bank account as notified by Spur to Alector from time to time:

Beneficiary Bank Account Name: [***]

Bank Account Number: [***]

Sort Code: [***]

IBAN: [***]

SWIFT\BIC: [***]

Currency: [***]

Bank Name: [***]

Each payment shall reference this Agreement and identify the obligation under this Agreement that the payment satisfies.

(b)
Payments in U.S. Dollars. All payments due under this Agreement shall be drawn on a United States bank and shall be payable in United States dollars. Conversion of foreign currency to United States dollars shall be made at the conversion rate existing in the United States (as reported in the Wall Street Journal or, if the Wall Street Journal no longer quotes such rates, as reported in another source mutually agreed upon by the Parties) on the day on which such payment was received by Alector or its Affiliate (or, with respect to Net Sales by Sublicensees, then-current standard conversion methodology consistent with such Sublicensee’s Accounting Standards).
(c)
Taxes. If any Withholding Taxes are withheld or deducted from a payment by any Applicable Law, Alector will pay such Withholding Taxes to the proper taxing authority and, if available, evidence of such payment will be secured and sent to Spur within [***] of such payment. The Parties acknowledge and agree that it is their mutual objective and intent to minimize, to the extent feasible and in compliance with Applicable Laws, taxes payable under this Agreement and that they shall use commercially reasonable efforts to cooperate and coordinate with each other to achieve such objective. Upon Spur’s request, Alector shall provide Spur with such assistance as shall reasonably be requested in connection with any application to qualify for the benefit of a reduced rate of, or the elimination of, withholding taxation under the terms of any income tax treaty between the United States of America and other jurisdictions or other exemption. Notwithstanding anything to the contrary in the foregoing, if Spur delivers to Alector or the appropriate governmental authority (with the assistance of Alector to the extent reasonably required and expressly requested by Spur in writing), prior to the due date of any payment required to be made by Alector under this Agreement, the prescribed forms necessary to reduce the applicable rate of Withholding Taxes or to relieve Alector of its obligation to withhold such tax, Alector shall apply the reduced rate of Withholding Taxes or dispense with Withholding Taxes as the case may be.
(d)
[***].
(e)
Interest on Late Payments. If any payment due to Spur under this Agreement is not paid when due, then Alector shall pay interest thereon (before and after any judgment) at a rate equal to the [***] effective for the date that payment was first due as reported by the [***] (or the maximum rate allowed by Applicable Law, if less), such interest shall be computed on the basis of a year of [***], calculated from the due date until the date of payment; provided that, disputed payments owed to Spur under this Agreement shall accrue such interest only if such dispute is resolved in favor of Spur.
(f)
Disputes. If a dispute between the Parties arises as to the amount of payment due under this Agreement (including with respect to the determination of Non-Royalty Partnering Income or amounts owed in the event Section 3.3(a) applies), then the amount owed shall be determined pursuant to Section 10.3 and neither Party shall be deemed in breach of this Agreement by reason of a failure to agree on such amount (or with respect to Alector, to pay the disputed amount); provided in the case of Alector, that it has paid the undisputed portion of such amounts.
4.
REPORTS AND RECORDS.
4.1
Royalty Reports. After the First Commercial Sale of any Licensed Product, Alector shall deliver reports to Spur within [***] days after the end of each Calendar Quarter (or with respect to sales of Licensed Product by a Sublicensee, [***] following receipt of a report from such Sublicensee containing such information) containing the following information for the immediately preceding Calendar Quarter:
(a)
the Licensed Products sold;
(b)
calculation of Net Sales for the applicable Calendar Quarter;
(c)
calculation of total royalties payable on Net Sales in U.S. dollars (including aggregate gross amounts billed, invoiced or received for the Licensed Products and the reductions applied, to the extent provided by Sublicensee, with respect to Sublicensee’s Net Sales); and
(d)
all amounts due to be payable to Spur pursuant to Sections 3.2 and 3.3 for the applicable Calendar Quarter.

If no amounts are due to Spur for any Calendar Quarter, the report shall so state. Alector shall require its Affiliates and Sublicensees to account for their Net Sales and to provide such reports with respect thereto to Alector. Alector shall deliver all such reports to Spur within [***] following receipt thereof from its Affiliates and Sublicensees.

4.2
Records. Alector shall maintain, and shall require its Affiliates and Sublicensees to maintain, complete and accurate records relating to the rights and obligations under this Agreement and any amounts payable to Spur in relation to this Agreement, which records shall be in compliance with Applicable Law and contain sufficient information to permit Spur to confirm the accuracy of any reports delivered to Spur. Such records shall be retained until the later of (a) [***] and (b) such period as may be required by Applicable Law. During which time Spur, through an independent auditor selected by Spur and reasonably acceptable to Alector, shall have the right, at Spur’s expense and pursuant to the terms and conditions of a customary confidentiality and non-disclosure agreement, to audit and inspect such records of Alector and its Affiliates during normal business hours at reasonable times mutually agreed upon by Spur and Alector, not more frequently than once per calendar year, solely for purposes of verifying any reports and payments made under this Agreement. Alector will cooperate in the audit, including providing at no cost, commodious space in its place of business for the auditor. Alector shall use commercially reasonable efforts to obtain comparable rights for Spur to audit such records of its Sublicensees. [***]. In the event that any audit performed under this Section 4.2 reveals an underpayment (x) where such underpayment is in excess of the greater of [***] for the period audited or [***], Alector shall bear the reasonable expenses incurred in the conduct of such audit, and (y) Alector shall remit any amounts due to Spur (with interest from the date originally due as provided in Section 3.4(e)) within [***] of receiving notice thereof from Spur. The results of any such audit shall be the Confidential Information of Alector, and once Spur has audited a particular period, it may not audit that same period again.
4.3
Licensed Patents. By [***] of each year, Spur shall provide to Alector a high-level status report on each patent and patent application included within the Licensed Patents, and Spur shall promptly provide Alector notice if any Valid Claim ceases to be a Valid Claim. Such status report shall include for each jurisdiction in which there is a Licensed Patent (whether published or unpublished and if available) the application or patent number, the filing or issue date and the status (e.g., pending, issued, abandoned, expired). Upon Alector’s request, Spur shall provide Alector a copy of any issued or pending claim set for the Licensed Patents, including an English translation thereof.
4.4
Commercialization Updates. Alector shall update Spur regarding the status and progress of its and its Affiliates’ and, to the extent Alector receives and has a right to disclose such information to Spur, Sublicensees’ commercialization activities with respect to the Licensed Products on an annual basis by providing Spur with a high-level written update detailing its and its Affiliates’ and Sublicensees’ commercialization activities with respect to the Licensed Products, as well as an update on commercialization activities to be conducted in the near future. Notwithstanding the foregoing, [***]. To the extent it has such right, Alector shall share any such updates with Spur promptly after receipt.
5.
INDEMNIFICATION AND INSURANCE.
5.1
Indemnification by Alector. Alector shall indemnify, defend and hold harmless Spur, its Affiliates and their respective directors, officers, employees and agents (the “Spur Indemnitees”), against any liability, damage, loss or expense (including reasonable attorney’s fees and expenses of litigation) (collectively, “Losses”) incurred by or imposed upon any Spur Indemnitee resulting from any Third Party claims, suits, actions, demands or judgments (each, an “Action”) brought against them arising out of (a) the development, manufacture, commercialization or other exploitation of Licensed Products by or on behalf of Alector or its Affiliates or its Sublicensees, (b) the negligence or willful misconduct of Alector or its Affiliates or (c) any breach of this Agreement by Alector; provided that Alector shall not be obligated to indemnify the Spur Indemnitees to the extent such Action arises from any matter described in Section 5.2(a) or 5.2(b), as to which Losses each Party shall indemnify the other to the extent of its respective liability therefor.
5.2
Indemnification by Spur. Spur shall indemnify, defend and hold harmless Alector, its Affiliates and Sublicensees and their respective directors, officers, employees and agents (the “Alector Indemnitees”), against any Losses incurred by or imposed upon any Alector Indemnitee resulting from any Action brought against them arising out of (a) the negligence or willful misconduct of Spur or its Affiliates or (b) any breach of this Agreement by Spur; provided that Spur shall not be obligated to indemnify the Alector Indemnitees to the extent such Action arises from any matter described in Sections 5.1(b) or 5.1(c), as to which Losses each Party shall indemnify the other to the extent of its respective liability therefor.
5.3
Process. A Person seeking indemnification pursuant to Section 5.1 or Section 5.2 (the “Indemnified Party”) shall provide, through Spur (with respect to the Spur Indemnitees) or Alector (with respect to the Alector Indemnitees), the other Party (the “Indemnifying Party”) with prompt written notice after learning of any Action for which it seeks indemnification under this Agreement; provided, however, that an Indemnified Party’s failure to do so shall not affect its rights under this Article 5 unless, and then only to the extent that, such delay or failure is prejudicial to or otherwise adversely affects the Indemnifying Party. The Indemnified Party shall reasonably cooperate with the Indemnifying Party in such defense and shall permit the Indemnifying Party to conduct and control such defense and the disposition of such Action (including all decisions relative to litigation, appeal, and settlement) with counsel of its own choosing at its sole expense; provided, however, that the Indemnified Party shall have the right to retain its own counsel and participate in such defense, at its own cost and expense. The Indemnifying Party agrees to keep the Indemnified Party informed of the progress in the defense and disposition of such Action and to consult with the Indemnified Party with regard to any proposed settlement. The Indemnifying Party shall not agree to any settlement of such Action or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto or that admits fault or negligence on the part of the Indemnified Party or that imposes any liability or obligation on the Indemnified Party without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed. The Indemnifying Party shall have no liability under this Article 5 with respect to Actions settled or compromised without its prior written consent. If the Indemnifying Party has not assumed or is not conducting the defense of the Action in good faith as provided above, (a) the Indemnified Party may elect to defend against, or with the consent of the Indemnifying Party (such consent not to be unreasonably withheld, conditioned or delayed) consent to the entry of any judgment or enter into any settlement with respect to, such Action in such manner as the Indemnified Party deems reasonably appropriate (and the Indemnified Party shall be required to notify, keep informed and reasonably consult with the Indemnifying Party in connection therewith), and (b) provided the Indemnified Party has adhered to the terms of this Article 5, the Indemnifying Party will remain responsible to indemnify the Indemnified Party as provided in this Article 5, but subject in all cases to the terms of Section 6.5.
5.4
Insurance. Each Party shall procure and maintain insurance, including product liability insurance and comprehensive general liability insurance with broad form and contractual liability [***]. Each Party shall procure insurance at its own expense. The required minimum amounts of insurance shall not constitute a limitation on a Party’s liability or indemnification obligations to the other Party’s Indemnified Parties under this Agreement. The policies of insurance required by this Section 5.4 will be issued by an insurance carrier with an A.M. best rating of at least “A-VII”. Each Party will provide the other Party with insurance certificates evidencing the required coverage within [***] after the other Party reasonably requests. Alector will cause all Sublicensees to comply with the terms of this Section 5.4 to the same extent as Alector. Notwithstanding the foregoing, Alector’s Sublicensees and acquirors may self-insure, in whole or in part, the insurance requirements described above, provided that Alector’s Sublicensee or acquiror, as applicable, is and continues to be investment grade determined by reputable and accepted financial rating agencies.
6.
REPRESENTATIONS OR WARRANTIES; LIMITATION OF LIABILITY.
6.1
Mutual Representations. Each Party hereby represents and warrants to the other Party, as of the Effective Date, and, as applicable, covenants as follows:
(a)
such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized;
(b)
such Party (i) has the power and authority, corporate or otherwise, and legal right to enter into this Agreement, to perform its obligations and, with respect to Spur, to grant the licenses hereunder, and (ii) has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;
(c)
this Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal and valid obligation binding upon such Party and enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance and general principles of equity (whether enforceability is considered a proceeding at law or equity);
(d)
neither it nor any of its Affiliates has been debarred or is subject to debarment and neither it nor any of its Affiliates will use in any capacity, in connection with the services to be performed under this Agreement, any Person who has been debarred pursuant to Section 306 of the United States Federal Food, Drug, and Cosmetic Act, as amended (or subject to a similar sanction of a foreign equivalent) or who is the subject of a conviction described in such section;
(e)
such Party will inform the other Party in writing promptly if it or any such Person who is performing services hereunder is debarred or is the subject of a conviction described in Section 306 or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of its or its Affiliates’ knowledge, is threatened, relating to the debarment or conviction of it or any such Person performing services hereunder; and
(f)
in connection with this Agreement, such Party has complied and shall comply with all Applicable Laws and industry codes dealing with government procurement, conflicts of interest, corruption or bribery, including, if applicable, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and any laws enacted to implement the Organisation of Economic Cooperation and Development Convention on Combating Bribery of Foreign Officials in International Business Transactions.
6.2
Additional Representations of Spur. Spur represents and warrants to Alector, as of the Effective Date, and, as applicable, covenants that: (a) Spur owns all rights, title and interest in and to the Licensed Patents free and clear of all liens, encumbrances and security interests; (b) Spur has the right to grant to Alector the right and license under the Licensed Patents to make, use, sell, offer to sell, import and otherwise exploit the Licensed Products within the Field in the

Territory; (c) Spur has not entered and will not, during the Term, enter into any agreements that are inconsistent with the rights and licenses granted to Alector hereunder; (d) [***]; (e) [***]; (f) to Spur’s Knowledge, [***]; (g) Exhibit A contains a full and complete list of the Licensed Patents; and (h) Spur does not own or control any other patents or patent applications directed to [***].
6.3
Additional Representations of Alector. Alector represents and warrants to Spur, as of the Effective Date, and, as applicable, covenants that: (a) [***]; (b) [***] (i) [***] and (ii) [***]; (c) [***]; and (d) Alector shall, and shall cause its Affiliates and Sublicensees to, comply with Applicable Law in all material respects with respect to the exploitation of Licensed Products and otherwise carrying out activities under this Agreement.
6.4
DISCLAIMER OF WARRANTIES. EXCEPT AS SET FORTH IN THIS ARTICLE 6, (A) NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND CONCERNING THE SUBJECT MATTER OF THIS AGREEMENT, EITHER IN FACT OR OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND (B) HEREBY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, TITLE, ACCURACY, COMPLETENESS, PERFORMANCE, PROFITABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OR ENFORCEABILITY OF THE LICENSED PATENTS OR NONINFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS. SPUR MAKES NO REPRESENTATIONS OR WARRANTIES, AND HEREBY DISCLAIMS ALL EXPRESS AND IMPLIED REPRESENTATIONS AND WARRANTIES, THAT THE PATENT APPLICATIONS IN THE LICENSED PATENTS WILL BE ALLOWED OR GRANTED OR THAT A PATENT WILL ISSUE FROM ANY PATENT APPLICATION IN THE LICENSED PATENTS.
6.5
LIMITATIONS OF LIABILITY. EXCEPT WITH RESPECT TO ACTIONS REQUIRED TO BE INDEMNIFIED BY EITHER PARTY UNDER ARTICLE 5 OR THE BREACH OF ARTICLE 9, IN NO EVENT SHALL (A) EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING IN ANY WAY OUT OF THIS AGREEMENT OR THE LICENSES OR RIGHTS GRANTED HEREUNDER, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY REGARDLESS OF WHETHER SUCH PARTY SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING, AND (B) EXCEPT WITH RESPECT TO ACTIONS ARISING FROM SPUR’S BREACH OF THIS AGREEMENT, SPUR BE LIABLE TO ALECTOR, ALECTOR’S SUCCESSORS OR ASSIGNS, ITS OR THEIR SUBLICENSEES, OR ANY THIRD PARTY WITH RESPECT TO ANY CLAIM ARISING OR RESULTING FROM USE OF THE LICENSED PATENTS, THE LICENSED PRODUCTS, OR ANY OTHER RIGHTS LICENSED OR GRANTED UNDER THIS AGREEMENT, OR FROM THE MANUFACTURE, USE, SALE, COMMERCIALIZATION OR OTHER EXPLOITATION OF THE LICENSED PRODUCTS.
7.
TERMINATION.
7.1
Term. This Agreement will remain in effect until the expiration of the Term, unless earlier terminated as provided hereunder.

7.2
Termination.
(a)
Termination for Convenience by Alector. Alector shall have the right to terminate this Agreement, for any reason or for no reason, in its entirety, upon at least [***] prior written notice to Spur.
(b)
Termination for Default. In the event Alector commits a material breach of its obligations under this Agreement, and fails to cure that breach within [***] after receiving written notice thereof, Spur may terminate this Agreement immediately after the aforesaid [***] period by written notice to Alector. Notwithstanding the foregoing, if Alector disputes the material breach alleged by Spur pursuant to this Section 7.2(b) by written notice to Spur within such [***] period, the period to cure such breach under this Section 7.2(b) shall be tolled until such dispute is resolved in accordance with Section 10.3 below. For clarity, a payment breach hereunder shall be considered a material breach of this Agreement.
(c)
Termination for Patent Challenge. In the event that Alector or any of its Affiliates or Sublicensees, anywhere in the Territory, institutes, prosecutes or otherwise participates in (or in any way aids any Third Party in instituting, prosecuting or participating in) any Patent Challenge, Spur shall have the right to terminate this Agreement in its entirety, upon [***] prior written notice to Alector. The foregoing termination right shall not apply if (i) [***] (ii) [***] (iii) [***] (iv) [***] or (v) [***].
(d)
Termination for Insolvency. In the event that either Party (i) files for protection under bankruptcy or insolvency laws, (ii) makes an assignment for the benefit of creditors, (iii) appoints or suffers appointment of a receiver or trustee over substantially all of its property that is not discharged within [***] after such filing, (iv) proposes a written agreement of composition or extension of its debts, (v) proposes or is a party to any dissolution or liquidation, or (vi) files a petition under any bankruptcy or insolvency act or has any such petition filed against it that is not discharged within [***] after the filing thereof, then the other Party may terminate this Agreement in its entirety effective immediately upon written notice to such Party.
7.3
Effect of Termination.
(a)
Pre-termination Obligations. In no event shall termination of this Agreement release Alector from obligations accrued prior to the effective date of termination of this Agreement, including the obligation to pay all amounts that become due on or before the effective date of termination, and any such amounts shall become immediately payable. In addition, termination of this Agreement shall not preclude Spur from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice Spur’s right to obtain performance of any obligation.
(b)
Survival. The following provisions shall survive the expiration or termination of this Agreement: [***].
(c)
Termination of Licenses. Subject to Section 7.3(d), upon termination of this Agreement in its entirety for any reason, all rights and licenses granted to Alector under the terms of this Agreement will terminate entirely.

(d)
Effect on Sublicensees. Upon any termination of this Agreement for any reason, any sublicense granted by Alector in accordance with the terms of this Agreement shall, upon the election of such Sublicensee by written notice to Spur, survive, provided that (i) such Sublicensee is not then in breach of any of its material obligations required by this Agreement under its sublicense agreement other than by virtue of Alector’s breach, (ii) upon request by Spur, such Sublicensee promptly agrees in writing to be bound by the applicable terms of this Agreement with respect to the activities of the Sublicensee under such sublicense and (iii) such Sublicensee agrees to pay Spur the amount Spur would have been paid by Alector with respect to the activities of the Sublicensee under such sublicense had this Agreement not been terminated. Upon such termination, at the Sublicensee’s request, Spur and such Sublicensee shall enter into a direct license agreement including the foregoing terms.
7.4
Bankruptcy. All rights and licenses granted by Spur to Alector under or pursuant to this Agreement are, for all purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined in the Bankruptcy Code. Upon the filing or institution of bankruptcy, reorganization, liquidation, or receivership proceedings, upon the appointment of a receiver or trustee over all or substantially all property, or upon an assignment of a substantial portion of the assets for the benefit of creditors by Spur, Spur agrees that Alector, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code. Spur agrees not to, and to cause its respective Affiliates not to, interfere with Alector’s, its Affiliate’s or Sublicensee’s exercise of rights and licenses to intellectual property licensed hereunder in accordance with this Agreement.
8.
INTELLECTUAL PROPERTY.
8.1
Filing, Prosecution and Maintenance; Infringement Actions. Spur shall retain the sole right to control the filing, prosecution and maintenance of all Licensed Patents, at Spur’s expense. Spur shall retain the sole right to enforce, at its direction, any and all infringement of any Licensed Patents, and to defend the Licensed Patents against any opposition, revocation, nullity, inter partes review, post-grant review, ex parte reexamination, derivation, interference or other administrative or judicial proceeding challenging the validity, enforceability or patentability of any Licensed Patents, and to enter all settlements, judgments or other arrangements with respect to the same, all at its own expense and by counsel of its own choice. Any damages or other recovery from such infringement actions in excess of the expenses and costs incurred by Spur in connection with such action shall belong solely to Spur. For the avoidance of doubt, this Section 8.1 does not grant Spur any right to control or participate in the defense of any claim, suit or action brought by a Third Party against Alector, its Affiliates or Sublicensees alleging that the exploitation of a Licensed Product infringes such Third Party’s intellectual property rights, which shall instead be governed by Section 8.2 and Article 5, as applicable.
8.2
Infringement of Third Party Rights. Each Party shall promptly notify the other in writing of any allegations by a Third Party that the practice of the Licensed Patents infringes or may infringe the intellectual property rights of such Third Party, and the Parties shall promptly discuss in good faith how to address such allegation.

9.
CONFIDENTIALITY.
9.1
Confidential Information. Each Party (“Disclosing Party”) may disclose to the other Party (“Receiving Party”), and Receiving Party may acquire during the course and conduct of activities under the Agreement, certain proprietary or confidential information of Disclosing Party in connection with this Agreement. The term “Confidential Information” means all proprietary or confidential information or material in tangible form disclosed hereunder, or proprietary or confidential information otherwise disclosed in non-tangible form hereunder, including all technical and non-technical information conveyed from one Party to the other in any form, electronic data, and other proprietary information, samples, compounds, methods, formulas, processes, protocols, technologies and equipment employed, information relating to quality assurance, procedures for and record keeping, techniques, inventions, know-how, apparatus, and formulae, related to the Disclosing Party’s current, future and proposed compounds, compositions, and biological materials. Notwithstanding any other provisions herein, Confidential Information does not include information which:
(a)
was known to Receiving Party or any of its Affiliates prior to the time of disclosure hereunder, as evidenced by contemporaneous written records;
(b)
is at the time of disclosure hereunder or later becomes public knowledge through no breach of this Agreement by Receiving Party or any of its Affiliates;
(c)
is obtained by Receiving Party or any of its Affiliates from a Third Party under no obligation of confidentiality to Disclosing Party; or
(d)
has been independently developed by employees, subcontractors, consultants or agents of Receiving Party or any of its Affiliates without the use or reference of Disclosing Party’s Confidential Information, as evidenced by contemporaneous written records.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of Receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of Receiving Party. Further, any Confidential Information shall not be considered in the public domain or in the possession of Receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of Receiving Party unless the combination of these elements and its principles are in the public domain or in the possession of Receiving Party.

9.2
Use of Confidential Information. During the Term and for [***] thereafter, Receiving Party shall take reasonable steps to keep Disclosing Party’s Confidential Information in confidence, such efforts to be no less than the degree of care employed by the Receiving Party to preserve and safeguard its own confidential information, but at all times shall use at least reasonable care. Receiving Party shall not use or disclose the Disclosing Party’s Confidential Information except (a) to the extent reasonably necessary in connection with the performance of its obligations or as provided in Section 9.3 below, (b) in connection with the exercise of its rights under this Agreement. Receiving Party shall ensure that any Third Parties to which it discloses the Confidential Information of the Disclosing Party are bound by obligations of confidentiality, non-use and non-disclosure substantially similar to those set forth herein and shall only use the Confidential Information for the purposes expressly permitted under this Section 9.2 or Section 9.3 below. Receiving Party shall be responsible for any disclosure or use of Disclosing Party’s Confidential Information by such Third Parties. Each Party shall: (x) implement and maintain appropriate security measures to prevent unauthorized access to, or disclosure of, the other Party’s Confidential Information; (y) promptly notify the other Party of any unauthorized access or disclosure of such other Party’s Confidential Information; and (z) cooperate with such other Party in the investigation and remediation of any such unauthorized access or disclosure.
9.3
Permitted Disclosures. Receiving Party may disclose Disclosing Party’s Confidential Information in the following instances:
(a)
in order to comply with Applicable Law (including any securities law or regulation or the rules of a securities exchange) or with a legal or administrative proceeding; and
(b)
in connection with (i) prosecuting or defending litigation, or (ii) obtaining Regulatory Approval, making other regulatory filings and communications, in each case in connection with Receiving Party’s rights and obligations pursuant to this Agreement;

provided, however, that, where reasonably possible, and except as otherwise provided in Section 9.4(b) below, Receiving Party shall notify Disclosing Party in writing as promptly as reasonably practicable of Receiving Party’s intent to make any such disclosure under this Section 9.3 prior to making such disclosure and give Disclosing Party a reasonable opportunity to quash such order or to obtain a protective order or confidential treatment, and where appropriate and reasonably possible, Disclosing Party shall seek measures to protect the confidentiality of the information to be disclosed; provided, further, that the Confidential Information disclosed under this Section 9.3 shall be limited to that information which is legally required to be disclosed.

9.4
Terms of the Agreement.
(a)
The Parties agree that the terms of this Agreement shall be treated as Confidential Information of both Parties. Except as required by Applicable Law or as provided in this Agreement (including any securities law or regulation or the rules of a securities exchange), each Party agrees not to issue any press release or public statement disclosing information relating to this Agreement or the transactions contemplated hereby or the terms hereof without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed. In the event a Party (or any of its Affiliates or Sublicensees) is, in the reasonable opinion of its counsel, required by Applicable Law (including any securities law or regulation or the rules of a securities exchange) to make a public disclosure relating to this Agreement, such Party (or its Affiliate or Sublicensee) shall submit the proposed disclosure in writing to the other Party [***] (and in no event less than [***] prior to the anticipated date of disclosure) so as to provide the other Party a reasonable opportunity to comment thereon, provided for clarity, a public disclosure regarding the research, development, manufacture, commercialization or other exploitation of a Licensed Product shall not, in and of itself, be considered relating to this Agreement for purposes of the foregoing. In addition, in the event a Party (or any of its Affiliates or Sublicensees) is, in the reasonable opinion of its counsel, required by Applicable Law (including any securities law or regulation or the rules of a securities exchange) to publicly file this Agreement, such Party (or its

Affiliate or Sublicensee) shall submit its proposed redactions to this Agreement in writing to the other Party as far in advance as reasonably practicable (and in no event less than [***] prior to the anticipated date of disclosure) so as to provide a reasonable opportunity for such other Party to comment thereon. The obligated Party (or its Affiliate or Sublicensee) shall reasonably consider the other Party’s comments with respect thereto except to the extent inconsistent with Applicable Law, and shall [***] obtain confidential treatment for the terms of this Agreement that are so redacted. Neither Party shall be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement or any amendment hereto that has already been publicly disclosed by such Party or by the other Party, in accordance with this Section 9.4(a); provided that such information remains accurate as of such time and provided the context and form of such disclosure are substantially the same as the previously approved context and form.
(b)
Each Party agrees not to, and to cause its Affiliates not to, disclose to any Third Party the terms of this Agreement without the prior written consent of the other Party hereto, which consent shall not be unreasonably withheld, conditioned or delayed, except each Party and its Affiliates may disclose the terms of this Agreement without such consent (i) to advisors (including financial advisors, attorneys and accountants), and actual or potential bona fide acquisition partners, Sublicensees or private investors, and others on a reasonable need to know basis in connection with such Party’s performance of its obligations or exercise of its rights under this Agreement or the conduct of due diligence on Alector or its Affiliates, in each case under appropriate confidentiality and non-use provisions substantially equivalent to those in this Agreement (with a duration of confidentiality and non-use obligations as appropriate that is no less than [***] from the date of disclosure) or (ii) to the extent necessary to comply with Applicable Laws and court orders (including securities laws or regulations and the applicable rules of any public stock exchange); provided that, in the case of clause (ii), the disclosing Party or its Affiliate shall (A) promptly notify the other Party and allow the other Party a reasonable opportunity to reasonably intervene to protect the confidentiality of the information and oppose such disclosure and, to the extent allowable by Applicable Law, to seek limitations on the portion of the Agreement that is required to be disclosed and (B) comply with the terms of Section 9.4(a). Notwithstanding any other provisions of this Agreement the Parties may make factual statements regarding the existence, nature, and type of this Agreement, provided that such statements do not disclose specific terms hereof.
9.5
Return of Confidential Information. Upon the effective date of the expiration or termination of this Agreement for any reason, either Party may request in writing and the non-requesting Party shall either, with respect to Confidential Information to which such non- requesting Party does not retain rights under the surviving provisions of this Agreement, at the requesting Party’s election, (a) promptly destroy all copies of such Confidential Information in the possession or control of the non-requesting Party and confirm such destruction in writing to the requesting Party, or (b) promptly deliver to the requesting Party, at the non-requesting Party’s sole cost and expense, all copies of such Confidential Information in the possession or control of the non-requesting Party. Notwithstanding the foregoing, the non-requesting Party shall be permitted to retain (x) a single copy of such Confidential Information for archival purposes to the extent necessary or useful for purposes of performing any continuing obligations or exercising any ongoing rights hereunder, and (y) any computer records or files containing such Confidential Information that have been created solely by such non-requesting Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with such non-requesting Party’s standard archiving and back-up procedures, but not for any other uses or purposes. All Confidential Information so retained shall continue to be subject to the terms of this Agreement for the period set forth in Section 9.2.
10.
MISCELLANEOUS.
10.1
Notices. Any notices required or permitted under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be sent by hand, recognized national overnight courier, or registered or certified mail, postage prepaid, return receipt requested, to the following addresses of the Parties:

If to Spur:	[***] [***] [***] with a copy (which shall not constitute notice) to: [***] [***] [***] [***] [***] with a copy (which shall not constitute notice) to: [***] [***] [***] [***] [***]
If to Alector:	[***] [***] [***] with a copy (which shall not constitute notice) to: [***] [***]

All notices under this Agreement shall be deemed effective upon receipt. A Party may change its contact information immediately upon written notice to the other Party in the manner provided in this Section 10.1.

10.2
Non-Use of Name. Except as expressly provided herein, neither Party shall use the name, insignia, symbol, trademark, trade name or logotype or any variation, adaptation or abbreviation thereof, of the other Party or its Affiliates, its directors, officers, staff, employees, agents or affiliated investigators in any public promotional material or other public announcement or disclosure without the prior written consent of such other Party, which consent shall not be unreasonably withheld, conditioned or delayed. The foregoing notwithstanding, without such consent, either Party may make factual statements during the Term that Alector has a license from Spur under one or more of the patents or patent applications comprising the Licensed Patents. The restrictions imposed by this Section 10.2 shall not prohibit (a) either Party from making any disclosure identifying the other Party to the extent required in connection with the exercise by the first Party of its rights or obligations under this Agreement, and (b) either Party from making any disclosure identifying the other Party that is required by Applicable Law (including any securities law or regulation or the rules of a securities exchange).
10.3
Dispute Resolution.
(a)
Mandatory Procedures. The Parties agree that any dispute arising out of or relating to this Agreement, including its termination (a “Dispute”) shall be resolved solely by means of the procedures set forth in this Section 10.3, and that such procedures constitute legally binding obligations that are an essential provision of this Agreement. If either Party fails to observe the procedures of this Section 10.3, as may be modified by mutual written agreement of the Parties, the other Party may bring an action for specific performance of these procedures in any court permitted under Section 10.4.
(b)
Arbitration. Except for [***], all Disputes shall be finally determined by binding arbitration in accordance with this Section 10.3 by a single arbitrator. The arbitrator shall have significant experience in the pharmaceutical industry and shall not include any current or former employee, consultant, officer or director of Spur or Alector (or their respective Affiliates), or otherwise have any current or previous relationship with Spur or Alector or their respective Affiliates. Any such arbitration shall be conducted by Judicial Arbitration and Mediation Services (“JAMS”) in New York City, New York in accordance with the applicable JAMS rules, and the language of the arbitration shall be English. At his or her election, the arbitrator may engage one or more independent experts with experience in the subject matter of the Dispute to advise the arbitrator, but final decision making authority shall remain with the arbitrator. If the Parties are unable to agree on an arbitrator, the arbitrator shall be selected by the chief executive of the New York City office of JAMS. The costs of such arbitration shall be shared equally by the parties, and each Party shall bear its own expenses in connection with the arbitration. The decision and/or award rendered shall be written, final, non-appealable and binding on both Parties. The arbitrator shall not have the power to award punitive damages under this Agreement and such award is expressly prohibited. Judgment upon the award may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and/or an order of enforcement as the case may be. Notwithstanding the foregoing, either Party may apply to a court of competent jurisdiction for appropriate injunctive relief pending resolution of such arbitration proceedings if necessary to protect the interests of such Party, without the necessity of posting bond.
(c)
Statute of Limitations. The Parties agree that all applicable statutes of limitation and time-based defenses (such as estoppel and laches) shall be tolled while the procedures set forth in Section 10.3 are pending. The Parties shall cooperate in taking any actions necessary to achieve this result.

(d)
Confidentiality. The existence of the arbitration, any non-public information provided in the arbitration, and any submissions, orders or awards made in the arbitration shall not be disclosed to any non-party except the arbitrators, JAMS, the Parties, their counsel, experts, witnesses, accountants, auditors, insurers, reinsurers, and any other person necessary to the conduct of the arbitration, except to the extent that disclosure may be required to fulfill a legal duty, protect or pursue a legal right, or enforce or challenge an award in bona fide legal proceedings.
10.4
Governing Law; Venue. This Agreement and all disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the State of New York, without regard to its conflict of laws principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted. Subject to Section 10.3(b), each Party hereby irrevocably consents that any legal action or proceeding under, arising out of or in any manner relating to this Agreement shall be brought in any state or federal court having jurisdiction over the city of New York City, New York.
10.5
Equitable Remedies. Notwithstanding any other terms of this Agreement, either Party may seek a preliminary injunction or other provisional equitable relief in any court of competent jurisdiction if, in its reasonable judgment, such action is necessary to avoid irreparable harm to itself or to preserve its rights under this Agreement. Both Parties agree to waive any requirement that the other (a) post a bond or other security as a condition for obtaining any such relief and (b) show irreparable harm, balancing of harms, consideration of the public interest or inadequacy of monetary damages as a remedy. Seeking or obtaining such equitable or interim relief or provisional remedy in a court shall not be deemed a waiver of this agreement to arbitrate in accordance with Section 10.3. For clarity, any such equitable remedies shall be cumulative and not exclusive and are in addition to any other remedies that either Party may have under this Agreement or Applicable Law.
10.6
Assignment.
(a)
Except as expressly permitted in this Agreement, neither Party shall assign, delegate or subcontract any of its rights or obligations under this Agreement without the prior written consent of the other Party, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, no such consent will be required for a Party to assign this Agreement (i) to an Affiliate or (ii) to a Third Party successor-in-interest or purchaser of all or substantially all of the business or assets of such Party to which this Agreement relates, whether in a merger, combination, reorganization, sale of stock, sale of assets or other transaction; provided, however, that (A) in each case such Party provides written notice to the other Party of such assignment and the assignee shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the assigning Party hereunder, or in the case of assignment to an Affiliate, the assigning Party agrees to be responsible for the performance of this Agreement by such Affiliate and (B) in the case of Spur as the assigning Party, such assignment is together with the assignment of all right, title and interest in and to the Licensed Patents. Any attempted assignment in contravention of this Section 10.6(a) shall be null and void.
(b)
Notwithstanding anything to the contrary in this Agreement, [***]. Further, [***].
10.7
Amendment and Waiver. No amendment, modification or waiver of the terms of this Agreement shall be binding on a Party unless reduced to writing and signed by an authorized representative of such Party. The failure of a Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by a Party of any condition or term shall be deemed as a further or continuing waiver of such condition or term or of any other condition or term.
10.8
Independent Contractors. It is understood and agreed that the relationship between the Parties is that of independent contractors and that nothing in this Agreement shall be construed as authorization for either Party to act as agent for the other. Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties or any of their agents or employees for any purpose, including for tax purposes, or to create any other legal arrangement that would impose liability upon one Party for the acts or failures to act of the other Party. Neither Party shall have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.
10.9
Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement, and the Parties shall negotiate in good faith to modify this Agreement to preserve (to the extent possible) their original intent.
10.10
Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.
10.11
Interpretation. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement. The Parties acknowledge that each Party has read and negotiated the language used in this Agreement. Because both Parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against either Party by reason of that Party’s role in drafting this Agreement. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation,” whether or not so appearing herein, (c) the word “will” will be construed to have the same meaning and effect as the word “shall,” (d) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any Person will be construed to include the Person’s successors and permitted assigns, (f) the words “herein,” “hereof” and “hereunder,” and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g)

all references herein to sections, attachments, appendices, exhibits or the like will be construed to refer to sections, attachments, appendices, exhibits or the like of this Agreement, and references to this Agreement include all attachments, appendices, exhibits or the like attached hereto, (h) references to any law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof and (i) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or.”
10.12
Entire Agreement. This Agreement (including any attachments, appendices, exhibits or the like) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements or understandings between the Parties relating to its subject matter.
10.13
Counterparts. This Agreement may be executed in counterparts, including by facsimile or by electronic scan copies, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

[Signatures Follow]

Exhibit 10.2

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

SPUR THERAPEUTICS LIMITED By: /s/ Paul Schneider Name: Paul Schneider Title: CFO	ALECTOR, INC. By: /s/ Arnon Rosenthal Name: Arnon Rosenthal Title: CEO

Exhibit 10.2

Exhibit A

LICENSED PATENTS

[***]

Exhibit A

Exhibit 10.2

Exhibit B

DIRECT LICENSE FINANCIAL TERMS

[***]

Exhibit B

Exhibit 10.2

SCHEDULE 3.3

[***]

Schedule 3.3